Exhibit 5.1

..	Goodwin Procter LLP The New York Times Building 620 8th Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

December 12, 2019

Phreesia, Inc.

432 Park Avenue South

12th Floor

New York, NY 10016

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-1 (File No. 333-235439) (the “Initial Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “Rule 462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is being furnished to you in connection with your filing of the 462(b) Registration Statement relating to the registration of the offering by Phreesia, Inc., a Delaware corporation (the “Company”) of up to 750,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share, to be sold by the selling stockholders listed in the Registration Statement under “Principal and Selling Stockholders” (the “Selling Stockholders”) and up to 112,500 Shares upon exercise of an over-allotment option granted to the underwriters by the Selling Stockholders. The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company, the Selling Stockholders and such underwriters (the “Underwriting Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Phreesia, Inc.

December 12, 2019

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the references to our firm under the caption “Legal Matters” in the Initial Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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